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                                                              Exhibit 23.2

                            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of NetScout Systems, Inc. of our report dated June 9, 2000, except as for Note 13, as to which the date is July 7, 2000, relating to the consolidated financial statements of NextPoint Networks, Inc., which appears in Amendment No. 1 to NetScout Systems, Inc.'s Current Report on Form 8-K, filed on September 20, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 2, 2001